As filed with the Securities and Exchange Commission on December 12, 1997
     Registration No. 33-______





     SECURITIES AND EXCHANGE COMMISSION
     WASHINGTON, D.C.  20549

     FORM S-8

     REGISTRATION STATEMENT UNDER
     THE SECURITIES ACT OF 1933

     OILEX, INC.
______________________________________________________________________________
     (Exact name of registrant as specified in its charter)



      NEVADA                                             33-0194489
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)


                         Consulting Agreement with
                             C. Allen Jones
_______________________________________________________________________________
                         (Full title of the plan)


   Warren Soloski, 11300 W. Olympic, Suite 800, Los Angeles, California 90064
                 (Name and Address of Agent for Service)


                             (310) 477-9742

     (Telephone number including area code, of agent for service)

     CALCULATION OF REGISTRATION FEE

                                             Proposed    Proposed
                                             Maximum     Maximum
Title of Securities           Amount of      Offering    Aggregate  Amount
Securities to be Registered   Shares to be   Price Per   Offering   of Reg.
                              Registered1    Share2      Price2     Fee2

$.001 par value common        500,000        $0.09       $45,000
  Stock

          Totals              500,000        $0.09       $45,000

_______________________________________________________________________________

Total No. of pages: 30
Exhibit Index on Page No: 14




     1    Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.
     2    Based upon the average bid and asked prices of the Company's Common
Stock in over-the-counter trading on December __, 1997.

PROSPECTUS

OILEX, INC.
3050 Post Oak Boulevard, Suite 1760
Houston, Texas 77056
(713) 629-5998

(500,000 SHARES OF COMMON STOCK)



     This Prospectus relates to the offer and sale by OILEX, INC., ("OILX"), a Nevada corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) to certain consultants of the Company (the "Consultants) pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Consultants 500,000 shares of the Common Stock in consideration for services rendered and to be rendered under the agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale.
None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities
Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The Common Stock is Listed on the OTC bulletin board under the symbol OILX.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is December 12, 1997

This Prospectus is part of a Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities
Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act.
The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration
Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: OILEX, INC., 3050 Post Oak Boulevard, Suite 1760, Houston, Texas 77056, telephone
(713) 629-5998.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W. Washington D.C. 20549.
Copies my be obtained at the prescribed rates. In addition the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.W. Washington DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.


TABLE OF CONTENTS


PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS                   6

ITEM 1. PLAN lNFORMATION                                               6

GENERAL lNFORMATION                                                    6
The Company                                                            6
Purpose                                                                6
Common Stock                                                           6
The Consultants                                                        6
No Restrictions on Transfer                                            6
Tax Treatment to the Consultant                                        6
Tax Treatment to the Company                                           7
Restrictions on Resales                                                7

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION         7

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Legal Opinion and Experts                                              8
Indemnification of Officers and Directors                              8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                     8

ITEM 3.  lNCORPORATION OF DOCUMENTS BY REFERENCE                       8

ITEM 4.  DESCRIPTION OF SECURITIES                                     9

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                        9

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                     9

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                          10

ITEM 8.  EXHIBITS                                                     10

ITEM 9.  UNDERTAKINGS                                                 10

EXHIBIT INDEX                                                         14
     PART 1

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information

GENERAL INFORMATION

The Company

     The Company has its principal offices at 3050 Post Oak Boulevard, Suite 1760, Houston, Texas 77056, telephone (713) 629-5998.

Purposes

     The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock

     The Board has authorized the issuance of up to 500,000 shares of the Common stock to the Consultants upon effectiveness of this registration Statement.

The Consultants

     The Consultants have agreed to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

Restrictions of Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (i) its annual report of Form 10-KSB for the year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and
(iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.   Registrant Information and Employee Plan Annual Information

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: OILEX, INC., 3050 Post Oak Boulevard, Suite 1760, Houston, Texas 77056, telephone (713) 629-5998.

Legal Opinions and Experts

     Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and does not have a substantial interest in the registrant.

     The financial statements of Oilex, Inc. incorporated by reference in the Company's Annual Report (Form 10-KSB) for the ended December 31, 1996 have been audited by Simonton, Kutac & Barnidge, L.L.P., independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     Registrant hereby states that (i) all documents set forth in (a) through
(c), below, are incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have bene sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (a)  Registrant's latest Annual Report, whether filed pursuant to
Section 13(a) or 15(d) of the Exchange Act;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

          (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.   Description of Securities

     No description of the class of securities (i.e., the $.001 par value Common Stock) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

     Mr. Soloski, whose firm is rendering the legal opinion for this registration, will not benefit from the registration of shares under the terms of the consulting agreements, but will be paid directly by the Company.

Item 6.   Indemnification of Directors and Officers

     The company's by-laws, in accordance with Nevada Revised Statutes
(Sec 78.751), provide that to the extent he is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate and his heirs and legal representatives, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if

     (a) he acted honestly and in good faith with a view to the best interests of the Company; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Nevada Revised Statutes (NRS) provide that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful under the NRS, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.


Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

     (a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.                Title

 4.                        Not Applicable

 5. Opinion of Warren J. Soloski regarding the legality of the securities registered.

10.                        Consulting Agreement with C. Allen Jones

15.                        Not Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2                       Consent of Simonton, Kutac & Barnidge, L.L.P.

27.                        Not Required

28.                        Not Required

29.                        Not Required

Item 9.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation
S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically ncorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to the initial bona fide offering thereof.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Houston, State of Texas on the 5th day of December, 1997.


                              OILEX, INC.
                              (Registrant)



                              By:    /s/ Oliver Timmins III

                                   Oliver Timmins III, President

     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures                          Title             Date


/s/ Oliver Timmins III                   President         December 12, 1997
   Oliver Timmins III                    Director


/s/ Cynthia Timmins                      Secretary         December 12, 1997
   Cynthia Timmins                       Treasurer


/s/ Richard G. Clark                     Director          December 12, 1997
   Richard G. Clark


/s/ Deborah Sacrey                       Director          December 12, 1997
    Deborah Sacrey

FORM S-8 REGISTRATION STATEMENT

     EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement                  Descriptions                        Numbered Page
______________________________________________________________________________

 5.             Opinion of Counsel                                      14

10.             Consulting Agreement with C. Allen Jones                16

23.1            Consent of Warren J. Soloski                            28

23.2            Consent of Simonton, Kutac & Barnidge, L.L.P.           29

Oliver Timmins III  December 2, 1997
OILEX, INC.
3050 Post Oak Boulevard, Suite 1760
Houston, Texas 77056

     Re:  Legal Opinion for S-8 Registration Statement

Dear Mr. Timmins:

     At your request, I have examined the form of Registration Statement No. 33-____ which Oilex, Inc. (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the agreements with the various officers and consultants to the Company (the "Consulting Agreements").

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1.   Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Resolutions adopted by the Board of Directors of the Company authorizing entry into the various consultant agreements;

     4.   The Registration Statement;

     5. The agreements with the entities and individuals for shares being registered in the Registration Statement.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the various Consulting Agreements in accordance with the contracts as contemplated, when issued, will be duly and validly authorized, fully paid and non-assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock delivered upon fulfillment of the agreements is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any Other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1993, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very truly yours,

/s/  Warren J. Soloski
Warren J. Soloski

                       CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement ("Agreement") is made effective as of November 1, 1997 by and between C. Allen Jones
("Consultant") and Oilex, Inc. ("Oilex" or the "Company"), a
Nevada corporation.

     Whereas, Oilex does not separately maintain the capability to perform all of the necessary public relations services and other functions which Oilex requires; and

     Whereas, Oilex desires to have the benefit of an independent consultant aiding in the public relations of the Company, which advice is capable of provision by Consultant; and

     NOW, THEREFORE, for and in consideration of the mutual promises, representations and covenants contained within this agreement the parties mutually agree as follows:

1.0 Services Provided by Consultant: Consultant agrees to provide to Oilex, upon request, the following services
("Services") rendered by Consultant and his affiliates:

     (a) Orderly management of the public relations and market liaison for the Company in the United States corporate marketplace.

     (b) Day to day guidance on the release of relevant information to the public, relations with various shareholders and representatives of shareholders, formulation of marketing strategies for maintaining the company in the public arena and guidance with respect to selection of publications and market newsletter strategists.

2.0 Miscellaneous Services: It is the intent of the parties to this Agreement that Consultant will provide only the services requested in writing by Oilex in connection with the public relations, legal and securities compliance functions related to the operations of Oilex, and with respect to special projects, including corporate investments, acquisitions and divestitures. Oilex will continue to bear the expenses of all services of attorneys, auditors, trustees, transfer, transfer agents and registrars, and it is expressly understood that Consultant assumes no liability for any expenses or services other than those stated in Section 1.0. In addition to the fee paid to Consultant by Oilex, the Company will also reimburse Consultant for the amount of approved out-of-pocket costs incurred by Consultant in rendering such services.

3.0  Fee for Services:

     (a) Agreed Payment: Consultant will receive a fee of 500,000 shares of Oilex common stock for Consultant's services. This fee will be payable as follows:

               (a)  150,000 shares on December 15, 1997
               (b)  150,000 shares on January 15, 1998
               (c)  200,000 shares on February 15, 1998


     (b) Issuance of Stock: As payment for services and costs, Oilex has agreed to place a block of 500,000 shares of free trading company stock in the Consultant's name.

     (c) Registration of Shares: Oilex shall register the Shares pursuant to an S-8 Registration Statement.

     (d) Release of Shares: The Shares shall be issued and released to the Consultant upon the Effective Date of the filing of the SEC S-8 Registration Statement, or as set forth above, whichever is later.

4.0 Term of Agreement: Subject to the provisions of Section 5, the original term of this Agreement shall be from November
     1, 1997 until April 30, 1998.

5.0 Extension of Term: This Agreement shall be extended on a quarter-to-quarter basis after the expiration of its original term unless written notification otherwise is given by Consultant or Oilex thirty (30) days in advance of its termination.

6.0 Independent Contractor: Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state, and local taxes for compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes as may be required.

7.0 Indemnification: Company and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

8.0  Termination

     (a) Termination for Disability: If, during the Term of this Agreement, Consultant shall be unable to provide the services as set forth above for forty (40) consecutive business days because of incapacity, accident, bankruptcy, dissolution or other disabling occurrence, the Company shall have the right to terminate this Agreement upon written notice to Consultant within ten (10) days after the end of any such 40-day period. Termination under this provision shall be effective upon receipt by Consultant of the written notice.

     (b) Death: In the event of the death of Consultant, this Agreement and all rights and obligations under this Agreement may immediately be terminated, at the Company's request. Any outstanding fees owed to Consultant shall be paid in full to the Consultant's estate.

     (c) Termination for Cause: The Company shall be entitled to terminate this Agreement for cause as defined below. If the Company elects to do so, Consultant shall cease to receive or be entitled to compensation as of the date of termination for cause. "Cause" shall be defined as (i) a material act or act of fraud committed by Consultant which is intended to result in Consultant's personal enrichment to the detriment or at the expense of the Company; (ii) Consultant's attorney's assigned to this client being convicted of a felony which has a material adverse effect on the Company or the performance of duties by Consultant for the Company; (iii) a material breach of this Agreement which shall continue without cure for ten (10) days after written notice to Consultant from the Company; or
          (iv) any act or condition of Consultant which in the opinion of the Board of Directors of the Company will jeopardize the Company's public listing with either NASDAQ or any exchange on which the Company's stock is traded.

9.0 Inside Information - Securities Laws Violations: In the course of its duties Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that its use of such information to purchase or sell securities of the Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of the Company is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement.

10.0 Miscellaneous

     (a) Subsequent Events. Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

     (b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (c) Further Actions and Assurances. Any time and from time to time, each party agrees to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (d) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     (e) Assignment. Neither this Agreement nor any right created by it shall be assignable by Consultant without the prior written consent of the Company.

     (f) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the Untied States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges pre-paid, provided that the communication is addressed:

          In the case of Consultant:

               C. ALLEN JONES
               6977 East Chestnut Hill Street
               Highland Ranch, Colorado 80126
               FAX (303) 470-8783

          In the case of the Company:

               OILEX, INC.
               3050 Post Oak Blvd.,
               Suite 1760
               Houston, Texas  77056
               FAX (713) 629-5773

          or to such other person or address designated by the parties to receive notice.

     (g) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (i) Governing Law. This Agreement was negotiated and is being contracted for in the State of California, and shall be governed by the laws of the State of California, notwithstanding any conflict-of-law provision to the contrary.

     (j) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (k) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth in this Agreement, have been made by any party.

     (l) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (m) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this Agreement as well as any facsimile telecopy or other reproduction hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the dates detailed above.

CONSULTANT:

C. ALLEN JONES

/s/ Allen Jones
Allen Jones, Individually


OILEX, INC.
a Nevada corporation

/s/ Oliver Timmins, III
Oliver Timmins, III, President

     WARREN J. SOLOSKI Letterhead


     CONSENT OF COUNSEL


     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.



     /s/  Warren J. Soloski
     Warren J. Soloski
     Special Counsel to Oilex, Inc.

     SIMONTON, KUTAC & BARNIDGE LLP Letterhead


     CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to shares of common stock of Oilex, Inc. and to the incorporation by reference therein of our report dated May 1, 1997 with respect to the financial statements and schedules of Oilex, Inc. included and incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 1996 filed with the Securities and Exchange Commission



     /s/  John Barnidge
     John Barnidge, Partner
     Simonton, Kutac & Barnidge, LLP